Exhibit B.17.3

     BY-LAWS
     NORTHEAST NUCLEAR ENERGY COMPANY

                                             Amended
                                             March 6, 1958
                                             March 29, 1963
                                             October 22, 1965
                                             March 1, 1982
                                             January 1, 1997


     NORTHEAST NUCLEAR ENERGY COMPANY

     BY-LAWS


     ARTICLE I

     MEETINGS OF STOCKHOLDERS

          Section 1. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in such place in the State of Connec- ticut and on such day and hour in the months of January, February, March or April in each year as shall be fixed by the Board of Directors, or failing action by the Board, by the President, and designated in the call or on any subsequent time or day to which such meeting may be adjourned.

          Section 2. Special meetings of the stockholders may be held when-ever and as often as the President or any three directors may deem expedient; and such meetings shall be called upon the written request of the holders of twenty per cent of the capital stock of the Company entitled to vote.

          Section 3. At all meetings of the stockholders each share entitled to vote, and represented in person or by proxy, shall be entitled to one vote. A majority in interest of all the stockholders of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders; but if there be less than a quorum represented at any meeting, a majority in interest of stockholders so represented may adjourn the meeting from time to time.

          Section 4. Notice of all meetings of stockholders shall be given by delivering or sending by mail written or printed notice thereof, stating the purpose of such meeting, to each stockholder appearing on the books of the Company and entitled to vote at such meeting, at the address given in such books, at least five days before the time of meeting, unless such stockholders shall waive notice or be in attendance at the meeting.

     ARTICLE II

     MEETINGS OF DIRECTORS

          Section 1. A regular meeting of the Board of Directors shall, if a quorum is present, be held without notice immediately after the adjournment of the annual stockholders' meeting or as soon thereafter as convenient. At the first meeting of the Board of Directors held after the annual stockholder's meeting or at any subsequent meeting, the Board shall elect the officers of the Company provided for in Article IV of these by-laws, who shall hold their offices until the next annual meeting and until their successors are chosen and qualified.

          Section 2. All other regular meetings of the board of Directors may be held at such time and place as the Board may determine and fix by resolution.

          Section 3. Special meetings of the Board of Directors may be held at any place within or without the State of Connecticut upon call of the President, or, in the event of his absence, refusal or inability to act, upon the call by the Secretary upon demand of a majority of the members of the Board.

          Section 4. Written or printed notice of all special meetings of directors shall be given to each director personally, or by mail or telegraph, at least three days previous to the time of meeting unless each director shall, in writing or by telegraph, waive such notice or be in attendance at such meeting.

     ARTICLE III

     POWERS AND DUTIES OF DIRECTORS

          Section 1. The business, property and affairs of the Company shall be managed by a Board of not less than three nor more than sixteen Directors. Within these limits, the number of positions on the Board of Directors for any year shall be the number fixed by resolution of the shareholders or of the Board of Directors, or, in the absence of such a resolution, shall be the number of Directors elected at the preceding Annual Meeting of Shareholders. The Directors so elected shall continue in office until their successors have been elected and qualified.

          Section 2. One-third of the directorships as fixed in accordance with Section 1 of these By-Laws shall constitute a quorum, except that no quorum shall consist of less than two Directors. A number less than a quorum may adjourn from time to time until a quorum is present. In the event of such an adjournment, notice of the adjourned meeting shall be given to all Directors.

          Section 3. The Board of Directors of this Company shall have power to fill vacancies that may occur in the Board. or any other office, by death, resignation or otherwise, by a majority vote of the remaining members of the Board, and the person so chosen shall hold the office until the next annual election and until his successor shall be elected and qualified.

     ARTICLE IV

     OFFICERS

          Section 1. The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, to serve during the pleasure of the Board, and such other officers as the Directors may appoint from time to time, who shall perform such duties as may be delegated from time to time by the Directors.

     ARTICLE V

     PRESIDENT

          Section 1. The President shall, when present, preside at all meetings of the Stockholders and Directors. He shall execute all contracts and other instruments in behalf of the Company, except as otherwise provided for by the Board of Directors.

          Section 2. The President shall also generally have the powers and perform the duties which by law and general usage appertain to the office.

          Section 3. In the absence or disability of the President, the Vice Presidents shall severally, beginning with the one first named at the time of their election, perform the duties of the President, and shall perform from time to time such other duties as may be delegated to them by the Board of Directors.

     ARTICLE VI

     SECRETARY

          Section 1. The Secretary shall keep the minutes of all meetings of the Stockholders and the Board of Directors. He shall give notice of all meetings of the Stockholders and the Board of Directors. He shall record all votes of the Company. He shall carefully preserve and keep in his custody, in the office of the Company, all letters, contracts, leases, assignments, deeds and other instruments in writing and documents not properly belonging to the office of the Treasurer; shall attend to such correspondence of the Company as the Board of Directors shall direct, and shall perform such other duties as he may be charged with by the Board of Directors.

          Section 2. He shall have the custody of the corporate seal of the Company and shall affix the same to all instruments requiring a seal except as otherwise provided in these By-Laws.

     ARTICLE VII

     TREASURER

          Section 1. The Treasurer shall have charge of all receipts and disbursements of the Company, and shall be the custodian of the Company's funds. He shall have full authority to receive and give receipts for all moneys due and payable to the Company from any source whatever, and to endorse checks, drafts and warrants in its name and on its behalf, and full discharge for the same to give. He shall have the direct charge of the accounts of the Company, and shall sign all checks, notes, drafts and similar instruments, except as otherwise provided for by the Board of Directors.

     ARTICLE VIII

     FISCAL YEAR

          The fiscal year of the Company shall begin on the first day of January and end on the thirty-first day of December of each year.

     ARTICLE IX

     CORPORATION SEAL

          The Corporate Seal of the Company shall be circular in form, with the name of the Company, "Connecticut", and the word "SEAL" inscribed thereon.

     ARTICLE X

     COMMITTEES

          The Board of Directors may appoint such committees as it may deem proper, and may delegate to such committees any of the powers possessed by the Board. A majority of any Committee shall have the power to act. Committees shall keep full records of their proceedings, and shall report the same to each regular meeting of the Board, or when called upon by the Board.

     ARTICLE XI

     STOCK CERTIFICATES

          All stock certificates shall be in such form as the Board of Directors may prescribe and may bear the facsimile signatures of the President and the Secretary or Treasurer and a facsimile seal of the Company, or may be signed by the President of Vice President and the Treasurer or the Secretary and may be sealed by any of the above officers.

     ARTICLE ARTICLE XII

     AMENDMENTS

          These by-laws may be altered, amended, added to or repealed by a majority vote of all the stock entitled to vote, at any annual or special meeting of the Stockholders, called for that purpose, or by a majority of the Directors of the Company at any meeting of said Board of Directors, called for that purpose.